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                                                                   Exhibit 10.10

                                 AMERISAFE, INC.
                2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

      THIS RESTRICTED STOCK AWARD AGREEMENT (this "Agreement"), dated as of __________, is entered into between AMERISAFE, INC., a Texas corporation (the "Company"), and ____________________ ("Grantee"). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the AMERISAFE, Inc. 2005 Non-Employee Director Restricted Stock Plan (the "Plan").

                              W I T N E S S E T H:

      A. Grantee is a Non-Employee Director;

      B. Pursuant to the terms of the Plan, on ____________, [the date Grantee was first elected or appointed to the Board] [the date of the Annual Meeting] ("Date of Grant"), Grantee was automatically granted shares ("Restricted Stock") of the Company's stock, par value $0.01 per share ("Common Shares");

      NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:

      1. Grant of Restricted Stock. The Company hereby grants to Grantee, effective as of the Date of Grant, _____ shares of Restricted Stock. Certificates evidencing shares of Restricted Stock, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing shares of Restricted Stock, shall bear legends referring to the restrictions set forth herein and any other restrictive legends as the Company (upon advice of counsel) may deem necessary or advisable. Until such time as all restrictions have lapsed and the shares of Restricted Stock have become nonforfeitable, the Company shall retain the certificates evidencing the same.

      2. Restrictions on Transfer. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 3 hereof; provided, however, that Grantee's interest in the shares of Restricted Stock may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the shares of Restricted Stock that is in violation of this
Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the shares of Restricted Stock.

      3. Lapse of Restrictions.

            (a) The shares of Restricted Stock shall become nonrestricted and nonforfeitable on the date of the first Annual Meeting after the Date of Grant, unless earlier forfeited in accordance with Section 4.

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            (b) Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable upon the occurrence of a Change in Control, as defined in the Plan.

            (c) Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable if Grantee's service on the Board terminates because Grantee becomes permanently disabled (as determined by the Board) or dies.

      4. Forfeiture of Restricted Stock.

            (a) Any of the shares of Restricted Stock that remain forfeitable in accordance with Section 3 hereof shall be forfeited if Grantee's service on the Board ceases for any reason other than Grantee's permanent disability (as determined by the Board in its sole discretion) or death prior to such shares becoming nonforfeitable.

            (b) In the event of a forfeiture, the certificate(s) representing shares of Restricted Stock that have been forfeited shall be cancelled.

      5. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock, including the right to vote the shares of Restricted Stock and receive any cash dividends that may be paid thereon; provided, however, that any non-cash dividend or other distribution, including any additional Common Shares that Grantee may become entitled to receive pursuant to a share dividend or other securities as a result of a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the shares of Restricted Stock and otherwise pursuant to the terms of this Agreement.

      6. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

      If to the Company, at:  the Company's principal executive office, addressed to the attention of the Secretary

      If to Grantee, at:      Grantee's address provided by Grantee on the last
                              page hereof

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

      7. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

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      8. Amendments. The Plan may be amended, suspended or terminated and this
Agreement may be amended or canceled by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affect Grantee's rights under this Agreement without Grantee's consent, and (ii) all such amendments shall be in writing.

      9. Integration. The shares of Restricted Stock are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Secretary at the address specified in Section 6 hereof and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the shares of Restricted Stock.

      10. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

      11. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles thereof.

      12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

                                AMERISAFE, INC.

                                By: ______________________________________
                                Name: ____________________________________
                                Title: ___________________________________

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the shares of Restricted Stock subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date: _______________________         _____________________________
                                      Grantee

GRANTEE: Please complete/update the following information.

Name:                            ____________________________________________

Home Address:                    ____________________________________________

                                 ____________________________________________

                                 ____________________________________________

Social Security Number:          ____________________________________________

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